Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ranger Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-220018) of Ranger Energy Services, Inc. of our report dated March 6, 2019, relating to the consolidated financial statements, which appears in this Form 10K.

/s/ BDO USA, LLP
Houston, Texas
March 6, 2019